EXHIBIT 99


                                 MGI PROPERTIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                      TWELVE MONTHS ENDED JANUARY 31, 1998
                                   (Unaudited)

--------------------------------------------------------------------------------


INCOME
Rental                                                    $63,346,000
Interest                                                      639,000
--------------------------------------------------------------------------------
Total income                                               63,985,000
--------------------------------------------------------------------------------

EXPENSES
Property operating expenses                                15,665,000
Real estate taxes                                           7,515,000
Depreciation and amortization                              10,641,000
Interest                                                    9,231,000
General and administrative                                  3,279,000
--------------------------------------------------------------------------------
Total expenses                                             46,331,000
--------------------------------------------------------------------------------
Income before net gains                                    17,654,000
Net gains                                                   5,450,000
--------------------------------------------------------------------------------
Income before extraordinary item                           23,104,000
Extraordinary item - prepayment of debt                      (306,000)
--------------------------------------------------------------------------------
Net income                                                $22,798,000
--------------------------------------------------------------------------------


PER SHARE DATA
Basic earnings per share                                        $1.67
================================================================================

Diluted earnings per share                                      $1.63
================================================================================

Weighted average shares outstanding                        13,657,695
================================================================================